UNION BANKSHARES COMPANY
                           66 Main Street
                       Ellsworth, Maine 04605


                                                         May 19, 2000



Dear Stockholder:

The 2000 Annual Meeting of the Stockholders of Union Bankshares
Company will be held at 11:00 a.m. on Thursday, June 15, 2000 at the White Birches Restaurant, Route 1, Hancock, Maine. The directors and officers join me in inviting you to attend the meeting.

Enclosed are the Clerk's official Notice of Annual Meeting, a proxy statement and a form of proxy. Please sign the proxy and return it in the enclosed self-addressed envelope so that your shares will be voted at the meeting if you are unable to attend.

We look forward to seeing you on June 15.

                                   Very truly yours,



                                   Peter A. Blyberg
                                   President

PAB/cc
Enclosures



It is important that proxies be returned promptly. Each stockholder is urged to fill in, date and sign the enclosed proxy and mail it in the self-addressed envelope provided. In the event a stockholder decides to attend the meeting, he or she may, if he or she wishes, revoke his or her proxy and vote his or her shares in person.



                      UNION BANKSHARES COMPANY


              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD JUNE 15, 2000


Notice is hereby given that the Annual Meeting of the Stockholders of Union Bankshares Company (the "Company") will be held at the White Birches Restaurant, Route 1, Hancock, Maine on June 15, 2000 at 11:00 a.m. to consider and act upon the following proposals:

     1.   To set the number of directors at 17.

     2.   To elect as directors the nominees listed in the enclosed Proxy
          Statement.

     3.   To elect Sally J. Hutchins as Clerk of the Company.

     4. To ratify the Board of Directors' selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 2000.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record as of the close of business on April 21, 2000 will be entitled to notice of and to vote at the meeting.

                                   By Order of the Board of Directors
                                   Sally J. Hutchins, Clerk



                      UNION BANKSHARES COMPANY
                           66 MAIN STREET
                       ELLSWORTH, MAINE  04605

                           PROXY STATEMENT
                     MAILING DATE:  MAY 19, 2000

                   ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD THURSDAY, JUNE 15, 2000

     This Proxy Statement is furnished to the Stockholders of Union Bankshares Company (the "Company") in connection with the solicitation of proxies on behalf of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, June 15, 2000 at 11:00 a.m. at the White Birches Restaurant, Route 1, Hancock, Maine pursuant to the accompanying Notice of Annual Meeting of Stockholders. A form of proxy for use at the Meeting and a return envelope for the proxy are enclosed. The proxy, when properly executed, will be voted on behalf of the stockholder in the manner directed in the form of proxy. A stockholder who executes the proxy may, prior to its use, revoke it by written instrument, by a subsequently executed proxy or, if he or she attends the Meeting, by notifying the Clerk or by giving notice at the Meeting.

     Proxies are being solicited by the Board of Directors of the Company principally through the mail. Proxies may also be solicited personally or by telephone by regular employees of the Company. The entire expense of solicitation, including cost of preparing, assembling and mailing the proxy materials, will be borne by the Company.

           VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of April 1, 2000, the Company had outstanding 578,336 shares of its common stock (the "Common Stock"), par value $12.50 per share, each share of which is entitled to one vote upon each of the matters presented at the Meeting. Only stockholders of record at the close of business on April 21, 2000 are entitled to vote at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote will constitute a quorum. Assuming a quorum is present, action may be taken by the holders of a majority of the shares present and voting on any matter brought before the Meeting. Under applicable Maine law, abstentions and shares otherwise not voting will not be deemed present and voting for this purpose. Votes recorded by proxy will be counted immediately prior to the Meeting and the results will be announced at the Meeting. Stockholders who are present will have an opportunity to vote on each matter brought before the Meeting.

     The following table lists, as of April 1, 2000, the number of shares of Common Stock and the corresponding percentage of total Common Stock beneficially owned by the only stockholder who is the beneficial owner of more than five percent of the Common Stock of the Company.

Name and Address of     Common Stock Beneficially Owned       Percent of
Beneficial Owner                                                Class

Almarach Associated PA, LP
MME Suite 100
3993 Huntingdon Pike
Huntingdon, PA  19006              37,767                         6.53

     The following table lists, as of April 1, 2000, the number of shares of Common Stock, including directors' qualifying shares, and the corresponding percentage of total Common Stock beneficially owned by each director and nominee for director, including the chief executive officer of the Company, and by all executive officers and directors as a group. The information set forth below is based upon director questionnaires distributed and completed by each director and nominee, and upon stock records maintained by the Company.

     Name                   Common Stock               Percent
                         Beneficially Owned            of Class

Arthur J. Billings              334                       *
Peter A. Blyberg                347                       *
Robert S. Boit                25,596                    4.43
Blake B. Brown                   92                       *
Richard C. Carver              1,367                      *
Peter A. Clapp                  308                       *
Sandra H. Collier               201                       *
Robert B. Fernald               790                       *
Douglas A. Gott                 930                       *
David E. Honey                  777                       *
James L. Markos, Jr.            266                       *
Casper G. Sargent, Jr.         2,857                      *
John V. Sawyer, II             3,191                      *
Stephen C. Shea                14,267                    2.47
Richard W. Teele                527                       *
Paul L. Tracy                   664                       *
Richard W. Whitney               62                       *
Total ownership of all listed
 Directors and other officers  54,141                   9.33

*Represents ownership of less than 1%.

     For purposes of the above table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or has the power to dispose of, or to direct the disposition of, the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.

      SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 (a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten (10) percent of the stock of the Company to file initial reports of ownership and reports of changes in ownership. Such persons are also required by the Securities and Exchange Commission regulations to furnish the Company with copies of these reports. Based upon copies of Forms 3, 4 and 5 submitted to and retained by the Company, the Company knows of no director, officer or beneficial owner of more than ten percent (10%) of the total outstanding shares of Common Stock who either failed to file an appropriate ownership report with the Securities and Exchange Commission, or who filed such report other than on a timely basis.

                        ELECTION OF DIRECTORS

     Management recommends that the number of directors for the coming year be set at 17. The Bylaws of the Company provide for not fewer than 10 nor more than 25 directors, with the directors serving "staggered terms" of three years. The Board of Directors has nominated for re-election to three year terms at the 2000 Annual Meeting Messrs. Billings, Carver, Fernald and Shea. Each of the nominees has consented to be named as a nominee and to serve if elected. In the event any nominee shall be unable to serve, discretionary authority is reserved by management to vote for a substitute to be nominated by the Board.

     There are no arrangements or understandings between any nominee, director, executive officer or associate of any of the foregoing and any other person pursuant to which the nominee was or is to be elected as a director or an executive officer. There is no family relationship among any director, officer or person nominated to become a director or executive officer.

     The following table sets forth the names, occupations, ages and terms of service of all directors and nominees. Each director is also presently a director of the Company's banking subsidiary, Union Trust Company (the "Bank").


                                                                 Year First
                                                                  Elected As
                     Principal Occupation             Age as of   Director of
                     Now and for Past 5 years          4/15/00    the Company

Term expires in 2000:

Arthur J. Billings        President,
                          Barter Lumber Company            44          1990

Richard C. Carver         Owner and Manager, Carver Oil
                          Company and Carver Shellfish,
                          Inc.                             67          1984

Robert B. Fernald         Treasurer, A.C. Fernald Sons, Inc.
                          and Jordan-Fernald               66          1986

Stephen C. Shea           Treasurer, E.L. Shea, Inc.;
                          President, Shea Leasing          52          1988

Term expires in 2001:

Blake B. Brown            President and Owner, Brown's
                          Appliance and TV                 54          1999

Douglas A. Gott           Owner, Douglas A. Gott & Sons,
                          General Contractors              66          1986

David E. Honey            Retired; Former Manager, Swans
                          Island Electric Cooperative      71          1984

James L. Markos, Jr.      General Manager, Maine Shellfish
                          Company, Inc.                    51          1999

Casper G. Sargent, Jr.    Owner, Sargent's Real Estate
                          Corporation                      70          1984

John V. Sawyer, II        Retired, President, Worcester-
                          Sawyer Agency Insurance &        66          1984
                          Real Estate, Chairman of the
                          Board of the Company and the Bank

Paul L. Tracy             President and owner of Winter
                          Harbor Agency; Vice President    37          1995
                          and co-owner of Schoodic Insurance
                          Services; Vice President and co-
                          owner of MDI Insurance Agency;
                          Co-owner of Grindstone Financial
                          Group LLC

Richard W. Whitney        Dentist                          71          1984

Term expires in 2002:

Peter A. Blyberg          President and CEO of the
                          Company and the Bank since       56          1993
                          April 1, 1996; former Executive
                          Vice President of the Company and
                          the Bank; former Vice President for
                          Commercial Banking at Chemical Bank

Robert S. Boit            Retired President and CEO of the
                          Company and the Bank             69          1984

Peter A. Clapp            President, Blue Hill Garage      55          1995

Sandra H. Collier         Attorney at Law, Sandra Hylander
                          Collier Law Offices              48          1992

Richard W. Teele          Retired; Secretary and former
                          Executive Vice President and     68          1984
                          Treasurer of the Company and the Bank

                              COMMITTEES

     The Bylaws of the Company provide that, at the annual meeting of the Directors, the Board shall designate from among its members an Executive Committee. The Executive Committee possesses all of the powers of the Board of Directors with regard to ordinary operations of the business of the Company when the Board is not in session, subject to any specific vote of the Board. The Executive Committee currently is comprised of Messrs. Blyberg, Boit, Fernald, Sargent, Sawyer, Shea and Billings.

     The Bylaws of the Company provide that the Board of Directors may elect or appoint such other committees as it may deem necessary or convenient to the operations of the Company. The Company does not have a standing audit, nominating or compensation committee. No other committees have been appointed.

     Nominees for election to the Board of Directors are selected by the full Board. The Board of Directors will consider nominees recommended by stockholders if submitted in writing to Sally J. Hutchins, Clerk, Union Bankshares Company, P.O. Box 479, Ellsworth, Maine 04605 not less than three months in advance of the date of the annual meeting.

     The Board of Directors of the Company met twelve times in 1999. Each director attended at least seventy-five percent of the total number of meetings of the Board of Directors and of committees, of which he or she was a member, held during that year.

                         EXECUTIVE OFFICERS

     Each executive officer of the Company is identified in the following table, which also sets forth the respective office, age and period served in that office of each person listed. Executive officers are elected annually by the Board of Directors.

                                                                      Elected
Name        Principal Occupation Now and for Past 5 Years     Age   to Office

John V. Sawyer, II   Chairman of the Board of the Bank and
                     the Company since October 1, 1988.        66       1984
                     Director since 1974.

Peter A. Blyberg     President and CEO of the Bank and the
                     Company since April 1, 1996.  Formerly    56       1993
                     Executive Vice President, COO and
                     Treasurer of the Bank and the Company.
                     Former Vice President for Commercial
                     Banking at Chemical Bank.

John P. Lynch        Executive Vice President of the Company
                     and Executive Vice President, Senior      53       1996
                     Banking Officer of the Bank since
                     December 8, 1999.  Formerly Senior
                     Vice President of the Company and
                     Senior Vice President, Senior Banking
                     Officer of the Bank since 1996. Formerly
                     Senior Vice President - Loans of the Bank.

Sally J. Hutchins    Senior Vice President and Clerk of the
                     Company and Senior Vice President,        44       1988
                     Treasurer, Controller and Clerk of the
                     Bank since December 8, 1999.  Formerly
                     Vice President and Clerk of the Company
                     since 1993. Formerly Vice President,
                     Treasurer, Controller and Clerk of the
                     Bank since 1996.  Formerly Vice President,
                     Controller and Clerk of the Bank.

Peter F. Greene      Senior Vice President of the Company and
                     Senior Vice President, Senior Bank        40       1996
                     Services Officer of the Bank since
                     December 8, 1999.  Formerly Vice
                     President of the Company since 1996
                     and Vice President, Senior Bank Services
                     Officer of the Bank since 1997. Formerly
                     Vice President - Bank Services and Vice
                     President - Operations.

Rebecca J. Sargent   Senior Vice President, Senior Trust
                     Officer of the Bank and the Company       35       1996
                     since December 8, 1999. Formerly Vice
                     President, Senior Trust Officer of
                     the Company since 1997 and Vice
                     President, Senior Trust Officer of
                     the Bank since 1996.  Formerly
                     Vice President, Trust Officer of the
                     Company and Assistant Vice President,
                     Trust Officer of the Bank.

Richard W. Teele     Secretary of the Company since 1988.
                     Retired in 1995 from the Bank.            68       1988
                     Formerly Executive Vice President,
                     Treasurer and Secretary.

          COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth all annual compensation received during each of the Company's last three fiscal years by Mr. Blyberg who is the only executive officer for whom such compensation exceeded $100,000 in any reported year. Mr. Blyberg serves in comparable positions with both the Bank and the Company. Executive compensation is paid by the Bank.

                     SUMMARY COMPENSATION TABLE

                         ANNUAL COMPENSATION

                                                    Other Annual
                      Year    Salary       Bonus    Compensation ($)

Peter A. Blyberg      1997   $132,750   $  5,150         $0
President and Chief   1998   $140,000   $  8,375         $0
Executive Officer     1999   $145,725   $11,200          $0


                       LONG TERM COMPENSATION

                                AWARDS                     PAYOUTS

                              Restricted                    LTIP
                                Stock     Optional SARs    Payouts
                       Year   Awards ($)       (#)           ($)

Peter A. Blyberg       1997       $0            0            $0
                       1998       $0            0            $0
                       1999       $0            0            $0

                       ALL OTHER COMPENSATION

                                          Other
                       Year          Compensation ($)

Peter A. Blyberg       1997              $  5,532
                       1998              $  7,653
                       1999              $  4,754

     Each director of the Bank who is not also an officer is paid a directors' fee in the amount of $250 for each meeting attended, including meetings of the Board committees of which the director is a member. Directors' fees are paid by the Bank and are not separately paid for attendance at meetings of the Board of Directors of the Company. John V. Sawyer, II, who serves as Chairman of the Board, receives a salary of $26,000 per annum from the Bank plus $50 per meeting for attendance at Board and Committee meetings. No director has received any other compensation for Board or committee participation or other special assignments.

     The Bank maintains a non-contributory defined benefit pension plan funded by a trust (the "Plan"). All full time employees who are at least 21 years of age and have completed one year of service participate in the Plan. Compensation attributable to the Plan has not been included in the Summary Compensation Table set forth above. Annual contributions to the Plan are computed on an actuarial basis to provide a normal retirement benefit of 60% of average annual salary minus 50% of the participant's social security benefit, with a downward adjustment if the participant, at the time of retirement, has completed less than 25 years of service. "Average Annual Salary" is determined by calculating the average basic compensation of the participant exclusive of bonuses for the three highest consecutive years prior to attaining the age of 65; provided, however, that for the purpose of such calculation base compensation in any year may not exceed $160,000. The Plan provides "Normal Retirement Benefits" to participants who terminate their employment after the latter of attaining the age of 65 and after the completion of his/her fifth anniversary. The accrued benefit of a participant who retires prior to normal retirement date is his or her normal benefit adjusted by a fraction which represents his or her Bank employment time divided by the Bank employment time he or she would have had by normal retirement date. Payment options include single life annuities and joint annuities. The Plan provides death benefits to beneficiaries of employees who meet conditions of early retirement (age 55 and 10 years of service) prior to termination of employment. The amount of the benefit is equal to the accrued benefit at date of death paid monthly over a 10 year period. In addition, the spouse of a married employee may elect to receive his or her benefit in the form of a single life annuity. If the employee does not meet conditions for early retirement, a survivor annuity may be payable, if the employee is married. The Plan does not provide a disability benefit. Mr. Blyberg is a participant in the Plan. For purposes of the Plan, Mr. Blyberg has five credited years of service.

     The table below illustrates retirement compensation for representative salary brackets and years of service with the Bank. The maximum social security offset for 1999 was $16,476.

                         PENSION PLAN TABLE

Remuneration                       Years of Service
                        15       20        25       30        35
 $120,000            $38,257  $51,010   $63,762  $63,762   $63,762
 $130,000            $41,857  $55,810   $69,762  $69,762   $69,762
 $140,000            $45,457  $60,610   $75,762  $75,762   $75,762
 $150,000            $49,057  $65,410   $81,762  $81,762   $81,762
 $160,000            $52,657  $70,210   $87,762  $87,762   $87,762

     The foregoing table illustrates the value of retirement benefits at the compensation levels indicated. Benefits are expressed in today's dollars.

     In addition to the foregoing defined benefit pension plan, the Bank has entered into deferred compensation agreements with certain of its executive employees, including Mr. Blyberg, pursuant to which, subject to continued employment with the Bank and certain other conditions, such executive employees are entitled to receive certain retirement and disability benefits. Pursuant to his agreement with the Bank, Mr. Blyberg is entitled to receive monthly payments in the amount $4,152.17, for a period of ten years following the first to occur of death or retirement after reaching the age of 65 years. Under the terms of the agreement, Mr. Blyberg may elect to retire early after reaching the age of 60 years, in which event he would be entitled to receive a proportionately reduced monthly benefit. In addition to the foregoing benefits, under the terms of the agreement, in the event that Mr. Blyberg is permanently disabled prior to attaining the age of 64 years, he would be entitled to receive a disability benefit in the amount of $2,000 per month from the date of his disability until he reached the age of 65. Upon reaching age 65, he would be entitled to receive the deferred compensation benefit described above. The obligations of the Bank under these deferred compensation agreements is unfunded, but the Bank has purchased insurance contracts on the lives of all covered employees, including Mr. Blyberg, in amounts which are estimated to be sufficient to fund all amounts payable under the agreements.

     The Bank also has entered into salary continuation agreements with certain of its executive officers, including Mr. Blyberg, pursuant to which should he terminate his employment, either voluntarily or involuntarily, within three years of a change of control or other "business combination" as defined in the salary continuation agreements, he would be entitled to receive an amount equal to the lesser of (i) three times the total compensation paid to him in the last full fiscal year prior to termination of his employment, less one dollar, or (ii) the maximum amount permitted without such payment being deemed an "excessive parachute payment" within the meaning of Section 208-g of the Internal Revenue Code.

     Neither the Bank nor the Company has a formal compensation committee. Mr. Blyberg, in his capacity as President and Chief Executive Officer, has made compensation recommendations to the Executive Committee of the Board of Directors with respect to all employees, other than himself. The recommendations were then considered by the Board of Directors, which also formulated a compensation recommendation with respect to Mr. Blyberg. All compensation recommendations were then considered and voted upon by the full Board of Directors. Mr. Blyberg is a member of the Board of Directors and a member of the Executive Committee. He has abstained from participating in discussions or recommendations regarding his own compensation.



     REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Board of Directors of the Bank has no formal compensation policy applicable to compensation decisions with respect to its executive officers. While there are no objective criteria which specifically relate corporate performance to compensation determinations, in formulating its recommendation with respect to compensation of Mr. Blyberg during the last fiscal year, the Board of Directors considered, among other factors, the seniority and experience of Mr. Blyberg and the relationship of his compensation to that of other executive officers employed by the Bank and to persons holding comparable positions at other similarly situated banks in Maine. In reaching its determination as to the compensation of Mr. Blyberg, the Board of Directors did not use any objective measure of the Bank's performance but considered, in general, the performance of the Bank in relationship to that of other similarly situated banks in Maine.

     The forgoing report regarding compensation has been submitted by the Board of Directors, including Douglas A. Gott, David E. Honey, Casper G. Sargent, Jr., John V. Sawyer, II, Richard W. Whitney, Peter
A. Blyberg, Robert S. Boit, Peter A. Clapp, Sandra H. Collier, Richard W. Teele, Arthur J. Billings, Richard C. Carver, Robert B. Fernald, Stephen C. Shea, Paul L. Tracy, Blake B. Brown and James L. Markos, Jr.

                          PERFORMANCE GRAPH

     The following graph provides a comparison of total shareholder return on the Common Stock of the Company with that of other comparable issuers. The following graph illustrates the estimated yearly percentage change in the Company's cumulative total shareholder return on its Common Stock for each of the last five years. For purposes of comparison, the graph also illustrates comparable shareholder return of NASDAQ banks as a group as measured by the NASDAQ Banks Stock Index. The graph assumes a $100 investment on December 31, 1995 in the common stock of the Company and NASDAQ banks as a group and measures the amount by which the market value of each, assuming reinvestment of dividends, has increased as of December 31 of each calendar year since the base measurement point of December 31, 1995.


     INSERT 5 YEAR COMPARISON PERFORMANCE GRAPH


     Common Stock of the Company is not actively traded on any market, and therefore, no market index is available for the purpose of determining the market price of such common stock as of any particular date. The foregoing graph is based upon a good faith determination of approximate market value for each year indicated based on anecdotal information available to the Company as to the value at which its common stock has traded in isolated transactions from time to time. Therefore, although the graph represents a good faith estimate of shareholder return as reflected by market value, the valuations utilized are, of necessity, estimates and may not accurately reflect the actual value at which common stock has traded in particular transactions as of any of the dates indicated.

                        SELECTION OF AUDITORS

     The Board recommends that the stockholders ratify its selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 2000.

     Berry, Dunn, McNeil & Parker has assisted the Company with preparation of periodic filings with the Security and Exchange Commission and has also assisted the Bank with preparation of filings with the Federal Reserve Board. In addition, Berry, Dunn, McNeil & Parker performed services for the Bank in connection with the preparation of income tax filings. All services rendered by Berry, Dunn, McNeil & Parker were approved by the Board of Directors, which considered the possible effect of such services on the independence of Berry, Dunn, McNeil & Parker. Management anticipates that Berry, Dunn, McNeil & Parker will render comparable services to the Bank and the Company in 2000.

     Stockholder approval of the selection of auditors is not required, but the Board is of the view that an expression of opinion by the stockholders as to the appropriateness of this selection is desirable. The Board recommends that its selection of Berry, Dunn, McNeil & Parker be ratified. If its selection is not ratified, the Board will take action to appoint a different auditor. It is expected that a representative of Berry, Dunn, McNeil & Parker will be present at the Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

                            OTHER MATTERS

     Management knows of no other matters to be presented for action at the Meeting. If any of the nominees for the office of Director become unavailable for election or if any other matters properly come before the Meeting, the shares represented by proxies will be voted with respect thereto in accordance with the judgement of the person voting the proxies.

           STOCKHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholders may submit proposals for consideration at the 2001 Annual Meeting, which is presently scheduled for April 19, 2001. In order to be included in the Company's proxy statement and form of proxy relating to that meeting, such proposals must be received by the Company no later than December 15, 2000. Proposals should be addressed to Peter A. Blyberg, President, Union Bankshares Company, P.O. Box 479, Ellsworth, Maine 04605.

Ellsworth, Maine                   By Order of the Board of Directors
May 19, 2000                       Sally J. Hutchins, Clerk



UNION BANKSHARES COMPANY                P     The undersigned hereby appoints
66 Main Street                          R     Sally J. Hutchins and Peter A.
Ellsworth, Maine                        O     Blyberg as Proxies, each with
This proxy is solicited on behalf       X     power to appoint a substitute
of the Board of Directors               Y     and hereby authorizes them to
                                              represent and vote as designated
                                              below, all the shares of common
                                              stock of the Company held of
                                              record by the undersigned as of
                                              the close of business on April
                                              21, 2000, at the annual meeting
                                              of the stockholders to be held
                                              on June 15, 2000, or at any
                                              adjournment thereof.

1.   To set the number of Directors at 17:

          For        Against       Abstain

2.   To elect as Directors of the Company:
     Arthur J. Billings, Richard C. Carver, Robert B. Fernald, Stephen C. Shea

VOTE FOR ALL LISTED NOMINEES      AUTHORITY TO VOTE FOR DIRECTORS IS WITHHELD

  VOTE FOR LISTED NOMINEES EXCEPT THE FOLLOWING: (Instruction: To withhold authority to vote for any nominee, write the name of the nominee(s) in the space provided below.)


3.   To elect Sally J. Hutchins as Clerk of the Company

          For        Against       Abstain

4. To ratify the Board of Directors' selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 2000

          For        Against       Abstain

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED ON BEHALF OF THE UNDERSIGNED STOCKHOLDER IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN PROPOSALS 2 AND 3, AND IN FAVOR OF PROPOSALS 1 AND 4, AND IN THE DISCRETION OF MANAGEMENT WITH RESPECT TO ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Please sign exactly as name appears below. Only one joint tenant need sign. When signing as attorney, executor, administrator, trustee or guardian, or in any representative capacity, please give full title.


                                          Dated___________________________, 2000


                                       Signature________________________________


                                       Signature________________________________